EXHIBIT 27(e)(2)

                                         LIFE INSURANCE APPLICATION


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[logo]PHOENIX  One American Row                                                                       LIFE INSURANCE APPLICATION
               PO Box 5056                                                                        FOR COMPANY USE ONLY
               Hartford CT  06102-5056                                                            Case Number: _________________
                                                                                                  Master App. No.: _____________
               (COLI Administration H-G)

Company is defined as: [ ] Phoenix Life Insurance Company     [ ] Phoenix Life and Annuity Company

PLEASE NOTE: If application is taken in state where selected insurer has not been admitted to do business, it is void and will be rejected.
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SECTION I - PROPOSED INSURED - questions below pertain to the Proposed Insured unless otherwise indicated.
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Print Name as it is to appear on policy          Sex                          Birthdate                   Birthplace
(First, Middle, Last)                            [ ] Male [ ] Female          (Month, Day, Year)          (State or Country)

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Current Occupation              Length of Employment                          United States Citizen       Social Security Number
                                                                              [ ] Yes [ ] No
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Home Address (Include Street, Apt. Number, City, State, and ZIP Code)                     Have you smoked cigarettes in the past
                                                                                          12 months? [ ] Yes  [ ] No
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Are you ACTIVELY-AT-WORK*?   [ ]YES   [ ]NO   *ACTIVELY-AT-WORK is defined as: Performing all normal duties of the position on a full-time basis for not less than 30 hours per week and not absent from work due to accident, illness or other condition for more than four consecutive days within the last 90 days prior to first becoming eligible to participate in the life insurance program being applied for. The Company, as defined above, reserves the right to request recertification of the information indicated on this application for deaths occurring within two years of the application date or any increase thereafter and to contest any claim during that period.
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With this policy, do you plan to replace (in whole or in part, now or in the future) any existing life insurance or annuity
contract in force?   [ ] Yes    [ ] No
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Do you plan to utilize values from any existing life insurance policy or annuity contract (through loans, surrenders or
otherwise) to pay any initial or subsequent premium(s) for this policy?   [ ] Yes    [ ] No
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SECTION II - OWNERSHIP (CHOOSE ONE AND COMPLETE ONE OF THE FOLLOWING)
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[ ] A. Business Entity named in Master Application is owner
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[ ] B. Proposed Insured
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[ ] C. Other Owner              Relationship to Proposed Insured

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Name                                                                                                      Tax ID Number

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Address

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SECTION III - BENEFICIARY DESIGNATION(S) (CHOOSE ONE AND COMPLETE ONE OF THE FOLLOWING)
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[ ] A. Business Entity named in Master Application is beneficiary
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[ ] B. Other beneficiary (Complete details below)  [ ] Check if subject to split dollar agreement
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Primary Beneficiary             Relationship to Proposed Insured              Date of Birth               Tax ID Number

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Contingent Beneficiary          Relationship to Proposed Insured              Date of Birth               Tax ID Number

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SECTION IV - COVERAGE APPLIED FOR (CHOOSE ONE AND COMPLETE ONE OF THE FOLLOWING)
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[ ] A. As specified in Master Application
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[ ] B. Specified as follows:
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Plan of Insurance                                                             Basic Policy Amount
                                                                              $
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Rider
[ ] Flexible Term Insurance Rider: Initial Face Amount $ ____________
        Scheduled Annual Increases: (Choose one)
        [ ] None
        [ ] Level Percentage ________%
        [ ] Level Dollar Amount $ _______________
        [ ] Other (attach schedule)
Other Riders: _________________________________________________     _________________________________________________

              _________________________________________________     _________________________________________________
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Tax Test (GPT if none specified):    [ ]  Cash Value Accumulation Test    [ ]  Guideline Premium Test
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Death Benefit Option (Option 1 if none checked):
[ ] Option 1 - Level     [ ] Option 2 - Increasing     [ ] Option 3 - Specified Face + Accumulated Premiums Net of Distributions
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First Year Anticipated BILLED Premium                   Subsequent Planned Annual Premium
(Excluding 1035 Exchange, Lump Sum Funds, etc.)

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OL4008                                                                                                                      1-02
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FOR VARIABLE LIFE ONLY
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DO YOU UNDERSTAND THAT IF YOU HAVE PURCHASED A VARIABLE LIFE POLICY, THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER CERTAIN
CONDITIONS AND THAT THE DEATH BENEFIT AND CASH VALUES UNDER ANY VARIABLE POLICY MAY INCREASE OR DECREASE IN AMOUNT OR DURATION
BASED ON THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNTS?  [ ] YES  [ ] NO

If you are purchasing a Variable Life Policy, do you believe it is suitable to meet your financial objectives? { ] Yes  [ ] No

IF I HAVE PURCHASED A VARIABLE LIFE POLICY, I CONFIRM THAT I HAVE RECEIVED THE PROSPECTUS FOR THAT POLICY AND ITS UNDERLYING
FUNDS.
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ADDITIONAL COMMENTS









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Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud as determined by a court of competent jurisdiction.

I have reviewed this application, and I hereby verify that all information given here is true and complete and has been correctly recorded to the best of my knowledge and belief.

I understand that as long as I am employed by the employer identified in the Master Application, the Company is authorized to increase the Face Amount of the policy from time to time in accordance with my employer's instructions. Each increase shall be subject to the underwriting limitations and requirements which the Company has in effect on the date the increase is requested including, but not limited to, my being Actively-At-Work at the time of each change.

I certify that (a) the Social Security or Tax Identification Number shown above is correct, and (b) that I am not subject to back-up withholding.
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Proposed Insured's Signature                                    Witness                         State Signed In   Date
X
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Owner (If other than the Proposed Insured or Business Entity    Witness                         State Signed In   Date
specified on Master Application)
X
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The Producer hereby certifies he/she has truly and accurately recorded on the application the information supplied by the
Proposed Insured; and that he/she is qualified and authorized to discuss the contract herein applied for.

WILL THE PROPOSED INSURED REPLACE (IN WHOLE OR IN PART) ANY EXISTING LIFE INSURANCE OR ANNUITY CONTRACT IN FORCE WITH THE POLICY
APPLIED FOR?  [ ] YES  [ ] NO

WILL THE PROPOSED INSURED UTILIZE VALUES FROM ANOTHER INSURANCE POLICY (THROUGH LOANS, SURRENDERS OR OTHERWISE) TO PAY FOR THE
INITIAL OR SUBSEQUENT PREMIUM(S) FOR THE POLICY APPLIED FOR?  [ ] YES  [ ] NO
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Lic. Agt./Reg.'s Signature                                      Date            Lic. Agt./Reg.'s Rep. ID No.
X
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Broker/Dealer Name and Address                                                                        Broker/Dealer No.

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OL4008                                                                                                                      1-02
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